EXHIBIT 10.2

June 17, 2010

Robert Kelly, President
Atossa Genetics, Inc.
4105 E Madison St, Suite 320
Seattle, WA  98112

OBJECT:  TERMINATION OF EXCLUSIVE PATENT LICENSE AGREEMENT

Dear Robert,

With this letter, we hereby terminate the Exclusive Patent License Agreement between Ensisheim Partners LLC (“Ensisheim”) and Atossa Genetics, Inc. (“Atossa”) dated July 27, 2009.  The reason for this termination is that we have agreed that an assignment of all patent rights rather than a license is a better business arrangement.

Upon acceptance of this letter, Atossa will have no further obligation with respect to royalty payments to Ensisheim.  Any accrued but unpaid royalties are immediately forgiven.  Upon assignment, Atossa will have all responsibility for prosecution, maintenance, and enforcement and will indemnify Ensisheim from any and all claims against the patent estate.  Ensisheim will retain no residual rights with respect to the patents and patent applications.

Thank you for your immediate attention to this matter.

Sincerely

STEVEN C. QUAY, M.D., PH.D.

/s/ Steven C. Quay

Chairman and CEO
Atossa Genetics, Inc.
4105 E. Madison St, Suite 320
Seattle, WA 98112

Accepted on behalf of Atossa Genetics, Inc.

/s/ Robert Kelly
Robert Kelly, President